OMNICOM REPORTS SECOND QUARTER 2025 RESULTS

2025 Second Quarter:
•Revenue of $4.0 billion, with organic growth of 3.0%
•Net income of $257.6 million; $401.1 million Non-GAAP adjusted
•Diluted earnings per share of $1.31; $2.05 Non-GAAP adjusted
•Operating income of $439.2 million; Non-GAAP Adj. EBITA of $613.8 million with 15.3% margin

NEW YORK, July 15, 2025 - Omnicom (NYSE: OMC) today announced results for the quarter ended June 30, 2025.

"We delivered solid 3.0% organic revenue growth this quarter even in the face of ongoing macroeconomic and geopolitical uncertainty - underscoring once again the resilience and agility of our business," said John Wren, Chairman and Chief Executive Officer of Omnicom. "Our continued investment in our innovative operating platform, Omni, is driving superior business outcomes for our clients while enhancing operational efficiency across our organization. We also achieved a key milestone in our transformational acquisition of Interpublic, successfully clearing U.S. antitrust review and moving closer to an expected close later this year. As we look ahead, I am more optimistic than ever about the significant growth opportunities this strategic transaction will create for our people, clients, and shareholders."
Second Quarter 2025 Results

$ in millions, except per share amounts	Three Months Ended June 30,
	2025	2024
Revenue	$4,015.6	$3,853.8
Operating Income	439.2	510.3
Operating Income Margin	10.9%	13.2%
Net Income[1]	257.6	328.1
Net Income per Share - Diluted[1]	$1.31	$1.65
Non-GAAP Measures:[1]
EBITA	459.0	531.8
EBITA Margin	11.4%	13.8%
Adjusted EBITA	613.8	589.6
Adjusted EBITA Margin	15.3%	15.3%
Non-GAAP Adjusted Net Income per Share - Diluted	$2.05	$1.95

1) See notes on page 11.

Revenue
Revenue in the second quarter of 2025 increased $161.8 million, or 4.2%, to $4,015.6 million. Worldwide revenue growth in the second quarter of 2025 compared to the second quarter of 2024 was led by an increase in organic revenue of $116.8 million, or 3.0%. Acquisition revenue, net of disposition revenue, increased revenue by $2.6 million, or 0.1%. The impact of foreign currency translation increased revenue by $42.4 million, or 1.1%.
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Organic growth by discipline in the second quarter of 2025 compared to the second quarter of 2024 was as follows: 8.2% for Media & Advertising, 5.0% for Precision Marketing, 2.9% for Experiential, and 1.5% for Execution & Support, partially offset by declines of 9.3% for Public Relations, 4.9% for Healthcare, and 16.9% for Branding & Retail Commerce.
Organic growth by region in the second quarter of 2025 compared to the second quarter of 2024 was as follows: 3.0% for the United States, 2.5% for Euro Markets & Other Europe, 6.5% for Asia Pacific, 18.0% for Latin America, 2.4% for Other North America, and 0.9% for the Middle East & Africa, partially offset by a decline of 2.5% for the United Kingdom.
Expenses
Operating expenses increased $232.9 million, or 7.0%, to $3,576.4 million in the second quarter of 2025 compared to the second quarter of 2024. Included in operating expenses in the second quarter of 2025 are $66.0 million of costs related to the pending acquisition of The Interpublic Group of Companies, Inc. ("IPG") and $88.8 million of repositioning costs, primarily related to severance actions related to efficiency initiatives, primarily within the Omnicom Advertising Group and the Omnicom Production Group. Operating expenses in the second quarter of 2024 included $57.8 million of repositioning costs, primarily related to severance.
Salary and service costs increased $132.5 million, or 4.7%, to $2,932.6 million. These costs tend to fluctuate with changes in revenue and are comprised of salary and related costs, which include employee compensation and benefits costs and freelance labor, third-party service costs, and third-party incidental costs. Salary and related costs decreased $9.1 million, or 0.5%, to $1,827.8 million, primarily due to our repositioning actions related to severance and changes in our global employee mix, substantially offset by increases related to foreign currency exchange rates. Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients. Third-party incidental costs that are required to be included in revenue primarily consist of client-related travel and incidental out-of-pocket costs, which are billed back to the client directly at our cost. Third-party service costs increased $107.3 million, or 13.2%, to $918.4 million, primarily as a result of organic growth in our Media & Advertising and Precision Marketing disciplines. Third-party incidental costs increased $34.3 million, or 22.6%, to $186.4 million, primarily as a result of organic growth.
Occupancy and other costs, which are less directly linked to changes in revenue than salary and service costs, increased $11.7 million, or 3.7%, to $325.9 million. Increased other occupancy costs were driven in part by negative effects from foreign currency exchange rates and were partially offset by lower rent expense in the period. In the second quarter, as a percentage of revenue, occupancy and other costs decreased as compared to the prior period.
SG&A expenses increased $59.4 million, or 53.5%, to $170.4 million. Included in SG&A expenses in the second quarter of 2025 are $66.0 million of acquisition related costs.
Operating Income
Operating income decreased $71.1 million, or 13.9%, to $439.2 million in the second quarter of 2025 compared to the second quarter of 2024, and the related margin decreased to 10.9% from 13.2%. Acquisition related costs and repositioning costs decreased operating margin by 3.9 percentage points in the second quarter of 2025 and repositioning costs decreased operating margin by 1.5 percentage points in the second quarter of 2024.
Interest Expense, net
Net interest expense in the second quarter of 2025 decreased $1.0 million to $40.7 million compared to the second quarter of 2024. Interest expense decreased $0.1 million to $62.6 million. Interest income increased $0.9 million to $21.9 million, primarily due to higher average cash balances.

Income Taxes
Our effective tax rate for the second quarter of 2025 increased to 30.2% compared to 26.4% for the second quarter of 2024. The effective tax rate for 2025 increased primarily due to the non-deductibility of certain acquisition related costs in 2025.
Net Income – Omnicom Group Inc. and Diluted Net Income per Share
Net income - Omnicom Group Inc. for the second quarter of 2025 decreased $70.5 million, or 21.5%, to $257.6 million compared to the second quarter of 2024. Diluted shares outstanding for the second quarter of 2025 decreased 1.3% to 196.0 million from 198.5 million as a result of net share repurchases. Diluted net income per share of $1.31 decreased $0.34, or 20.6%, from $1.65. Non-GAAP Adjusted Net Income per Share - Diluted for the second quarter of 2025 increased $0.10, or 5.1%, to $2.05 from $1.95. Non-GAAP Adjusted Net Income per Share - Diluted for the second quarters of 2025 and 2024 excluded $14.7 million and $15.9 million, respectively, of after-tax amortization of acquired intangible assets and internally developed strategic platform assets. Non-GAAP Adjusted Net Income per Share - Diluted for the second quarter of 2025 also excluded $61.6 million of after-tax acquisition related costs and $67.2 million of after-tax repositioning costs. Non-GAAP Adjusted Net Income per Share - Diluted for the second quarter of 2024 also excluded $42.9 million of after-tax repositioning costs. We present Non-GAAP Adjusted Net Income per Share - Diluted to allow for comparability with the prior year period.
EBITA
EBITA decreased $72.8 million, or 13.7%, to $459.0 million in the second quarter of 2025 compared to the second quarter of 2024, and the related margin decreased to 11.4% from 13.8%. Adjusted EBITA increased $24.2 million, or 4.1%, to $613.8 million in the second quarter of 2025 compared to the second quarter of 2024, and the related margin was unchanged at 15.3%. EBITA and Adjusted EBITA excluded amortization of acquired intangible assets and internally developed strategic platform assets of $19.8 million and $21.5 million in the second quarters of 2025 and 2024, respectively. Adjusted EBITA also excluded acquisition related costs of $66.0 million and repositioning costs of $88.8 million in the second quarter of 2025 and repositioning costs of $57.8 million in the second quarter of 2024.
Risks and Uncertainties
Global economic conditions and disruptions, including geopolitical events, international hostilities, acts of terrorism, public health crises, inflation or stagflation, tariffs and other trade barriers, central bank interest rate policies in countries that comprise our major markets, labor and supply chain issues affecting the distribution of our clients’ products, or a disruption in the credit markets could cause economic uncertainty and volatility. The impact of these issues on our business will vary by geographic market and discipline. We monitor economic conditions and disruptions closely, as well as client revenue levels and other factors. In response to reductions in revenue, we can take actions to align our cost structure with changes in client demand and manage our working capital. However, there can be no assurance as to the effectiveness of our efforts to mitigate any impact of the current and future adverse economic conditions and disruptions, reductions in client revenue, changes in client creditworthiness and other developments.
Definitions - Components of Revenue Change
We use certain terms in describing the components of the change in revenue above.
Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.
Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date, and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through such date. The acquisition revenue and disposition revenue amounts are netted in the description above.
Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.
Conference Call
Omnicom will host a conference call to review its financial results on Tuesday, July 15, 2025, starting at 4:30 p.m. Eastern Time. A live webcast of the call, along with the related slide presentation, will be available at Omnicom’s investor relations website, investor.omnicomgroup.com, and a webcast replay will be made available after the call concludes.
Corporate Responsibility
At Omnicom, we are committed to promoting responsible practices and making positive contributions to society around the globe. Please explore our website (omnicomgroup.com/corporate-responsibility) for highlights of our progress across the areas on which we focus: Empower People, Protect Our Planet, Lead Responsibly.
About Omnicom
Omnicom (NYSE: OMC) is a leading provider of data-inspired, creative marketing and sales solutions. Omnicom’s iconic agency brands are home to the industry’s most innovative communications specialists who are focused on driving intelligent business outcomes for their clients. The company offers a wide range of services in advertising, strategic media planning and buying, precision marketing, retail and digital commerce, branding, experiential, public relations, healthcare marketing and other specialty marketing services to over 5,000 clients in more than 70 countries. For more information, visit www.omnicomgroup.com.
Contact

Investors:	Gregory Lundberg	greg.lundberg@omnicomgroup.com
Media:	Joanne Trout	joanne.trout@omnicomgroup.com
Non-GAAP Financial Measures
We present financial measures determined in accordance with generally accepted accounting principles in the United States (“GAAP”) and adjustments to the GAAP presentation (“Non-GAAP”), which we believe are meaningful for understanding our performance. We believe these measures are useful in evaluating the impact of certain items on operating performance and allow for comparability between reporting periods. We define EBITA as earnings before interest, taxes, and amortization of acquired intangible assets and internally developed strategic platform assets, and EBITA margin is defined as EBITA divided by revenue. We use EBITA and EBITA margin as additional operating performance measures, which exclude the non-cash amortization expense of acquired intangible assets and internally developed strategic platform assets. We also use Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted EBITA, Adjusted EBITA Margin, Adjusted Income Tax Expense, Adjusted Net Income – Omnicom Group Inc. and Adjusted Net Income per share – Omnicom Group Inc. - Diluted as additional operating performance measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled amounts reported by other companies.
Forward-Looking Statements
Certain statements in this document contain forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, the Company or its representatives have made, or may make, forward-looking statements, orally or in writing. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:

•risks relating to the pending merger (the "merger") with IPG, including: that the merger may not be completed in a timely manner or at all; delays, unanticipated costs or restrictions resulting from regulatory review of the merger, including the risk that Omnicom or IPG may be unable to obtain governmental and regulatory approvals required for the merger, or that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the merger; uncertainties associated with the merger may cause a loss of both companies’ management personnel and other key employees, and cause disruptions to both companies’ business relationships; the merger agreement subjects the Company and IPG to restrictions on business activities prior to the effective time of the merger; the Company and IPG are expected to incur significant costs in connection with the merger and integration; litigation risks relating to the merger; the business and operations of both companies may not be integrated successfully in the expected time frame; the merger may result in a loss of both companies’ clients, service providers, vendors, joint venture participants and other business counterparties; and the combined company may fail to realize all of the anticipated benefits of the merger or fail to effectively manage its expanded operations;
•adverse economic conditions and disruptions, including geopolitical events, international hostilities, acts of terrorism, public health crises, inflation or stagflation, tariffs and other trade barriers, central bank interest rate policies in countries that comprise our major markets, labor and supply chain issues affecting the distribution of our clients’ products, or a disruption in the credit markets;
•international, national or local economic conditions that could adversely affect the Company or its clients;
•losses on media purchases and production costs incurred on behalf of clients;
•reductions in client spending, a slowdown in client payments or a deterioration or disruption in the credit markets;
•the ability to attract new clients and retain existing clients in the manner anticipated;
•changes in client marketing and communications services requirements;
•failure to manage potential conflicts of interest between or among clients;
•unanticipated changes related to competitive factors in the marketing and communications services industries;
•unanticipated changes to, or the ability to hire and retain, key personnel;
•currency exchange rate fluctuations;
•reliance on information technology systems and risks related to cybersecurity incidents;
•effective management of the risks, challenges and efficiencies presented by utilizing Artificial Intelligence (AI) technologies and related partnerships in our business;
•changes in legislation or governmental regulations affecting the Company or its clients;
•risks associated with assumptions the Company makes in connection with its acquisitions, critical accounting estimates and legal proceedings;
•the Company’s international operations, which are subject to the risks of currency repatriation restrictions, social or political conditions and an evolving regulatory environment in high-growth markets and developing countries; and

•risks related to environmental, social and governance goals and initiatives, including impacts from regulators and other stakeholders, and the impact of factors outside of our control on such goals and initiatives.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and in other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

OMNICOM GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$4,015.6	$3,853.8	$7,706.0	$7,484.3
Operating Expenses:
Salary and service costs	2,932.6	2,800.1	5,678.9	5,492.7
Occupancy and other costs	325.9	314.2	640.5	628.3
Repositioning costs[1]	88.8	57.8	88.8	57.8
Cost of services	3,347.3	3,172.1	6,408.2	6,178.8
Selling, general and administrative expenses[1]	170.4	111.0	288.3	196.3
Depreciation and amortization	58.7	60.4	117.7	120.0
Total Operating Expenses[1]	3,576.4	3,343.5	6,814.2	6,495.1
Operating Income	439.2	510.3	891.8	989.2
Interest Expense	62.6	62.7	121.7	116.5
Interest Income	21.9	21.0	51.6	48.0
Income Before Income Taxes and Income From Equity Method Investments	398.5	468.6	821.7	920.7
Income Tax Expense[1]	120.5	123.7	241.2	239.7
Income From Equity Method Investments	(0.2)	3.3	0.7	4.2
Net Income[1]	277.8	348.2	581.2	685.2
Net Income Attributed To Noncontrolling Interests	20.2	20.1	35.9	38.5
Net Income - Omnicom Group Inc.[1]	$257.6	$328.1	$545.3	$646.7
Net Income Per Share - Omnicom Group Inc.:[1]
Basic	$1.32	$1.67	$2.78	$3.28
Diluted	$1.31	$1.65	$2.77	$3.24

Dividends Declared Per Common Share	$0.70	$0.70	$1.40	$1.40

Operating income margin	10.9%	13.2%	11.6%	13.2%

Non-GAAP Measures:[4]
EBITA[2]	$459.0	$531.8	$933.4	$1,032.2
EBITA Margin[2]	11.4%	13.8%	12.1%	13.8%
EBITA - Adjusted[1,2]	$613.8	$589.6	$1,122.0	$1,090.0
EBITA Margin - Adjusted[1,2]	15.3%	15.3%	14.6%	14.6%
Non-GAAP Adjusted Net Income Per Share - Omnicom Group Inc. - Diluted[1,3]	$2.05	$1.95	$3.74	$3.62

1)    See Note 3 on page 11.
2)     See Note 4 on page 11 for the definition of EBITA.
3)     Adjusted Net Income per Share - Diluted excludes after-tax amortization of acquired intangible assets and internally developed strategic platform assets and after-tax repositioning costs, and also excludes, for the three and six months ended June 30, 2025, after-tax acquisition related costs. We believe these measures are useful in evaluating the impact of these items on operating performance and allows for comparability between reporting periods.
4) See Non-GAAP reconciliations starting on page 9.

OMNICOM GROUP INC. AND SUBSIDIARIES
DETAIL OF OPERATING EXPENSES
(Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$4,015.6	$3,853.8	$7,706.0	$7,484.3
Operating Expenses:
Salary and service costs:
Salary and related costs	1,827.8	1,836.9	3,608.3	3,684.2
Third-party service costs[1]	918.4	811.1	1,715.2	1,509.3
Third-party incidental costs[2]	186.4	152.1	355.4	299.2
Total salary and service costs	2,932.6	2,800.1	5,678.9	5,492.7
Occupancy and other costs	325.9	314.2	640.5	628.3
Repositioning costs[3]	88.8	57.8	88.8	57.8
Cost of services	3,347.3	3,172.1	6,408.2	6,178.8
Selling, general and administrative expenses[3]	170.4	111.0	288.3	196.3
Depreciation and amortization	58.7	60.4	117.7	120.0
Total operating expenses[3]	3,576.4	3,343.5	6,814.2	6,495.1
Operating Income	$439.2	$510.3	$891.8	$989.2

1)     Third-party service costs include third-party supplier costs when we act as principal in providing services to our clients.
2)     Third-party incidental costs primarily consist of client-related travel and incidental out-of-pocket costs, which we bill back to the client directly at our cost and which we are required to include in revenue.
3)     See Note 3 on page 10.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Income - Omnicom Group Inc.	$257.6	$328.1	$545.3	$646.7
Net Income Attributed To Noncontrolling Interests	20.2	20.1	35.9	38.5
Net Income	277.8	348.2	581.2	685.2
Income From Equity Method Investments	(0.2)	3.3	0.7	4.2
Income Tax Expense	120.5	123.7	241.2	239.7
Income Before Income Taxes and Income From Equity Method Investments	398.5	468.6	821.7	920.7
Interest Expense	62.6	62.7	121.7	116.5
Interest Income	21.9	21.0	51.6	48.0
Operating Income	439.2	510.3	891.8	989.2
Add back: amortization of acquired intangible assets and internally developed strategic platform assets[1]	19.8	21.5	41.6	43.0
Earnings before interest, taxes and amortization of intangible assets (“EBITA”)[1]	$459.0	$531.8	$933.4	$1,032.2

Amortization of other purchased and internally developed software	4.0	4.8	8.0	9.1
Depreciation	34.9	34.1	68.1	67.9
EBITDA	$497.9	$570.7	$1,009.5	$1,109.2

EBITA[1]	$459.0	$531.8	$933.4	$1,032.2
Repositioning costs[2]	88.8	57.8	88.8	57.8
Acquisition related costs[2]	66.0	—	99.8	—
EBITA - Adjusted[1,2]	$613.8	$589.6	$1,122.0	$1,090.0

Revenue	$4,015.6	$3,853.8	$7,706.0	$7,484.3

Non-GAAP Measures:
EBITA[1]	$459.0	$531.8	$933.4	$1,032.2
EBITA Margin[1]	11.4%	13.8%	12.1%	13.8%
EBITA - Adjusted[1,2]	$613.8	$589.6	$1,122.0	$1,090.0
EBITA Margin - Adjusted[1,2]	15.3%	15.3%	14.6%	14.6%

1)    See Note 4 on page 11 for the definition of EBITA.
2)     See Note 3 on page 11.
The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to EBITDA, EBITA, and EBITA - Adjusted. We use EBITA and EBITA Margin as additional operating performance measures, which exclude the non-cash amortization expense of acquired intangible assets and internally developed strategic platform assets. Accordingly, we believe EBITA, EBITA Margin, EBITA - Adjusted, and EBITA Margin - Adjusted are useful measures for investors to evaluate the comparability of the performance of our business year to year.

OMNICOM GROUP INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In millions)

	Three Months Ended June 30,
	Reported 2025	Non-GAAP Adj. (1)	Non-GAAP 2025 Adj.	Reported 2024	Non-GAAP Adj. (1)	Non-GAAP 2024 Adj.
Revenue	$4,015.6	$—	$4,015.6	$3,853.8	$—	$3,853.8

Operating Expenses[1]	3,576.4	(154.8)	3,421.6	3,343.5	(57.8)	3,285.7
Operating Income	439.2	154.8	594.0	510.3	57.8	568.1
Operating Income Margin	10.9%		14.8%	13.2%		14.7%

	Six Months Ended June 30,
	Reported 2025	Non-GAAP Adj. (1)	Non-GAAP 2025 Adj.	Reported 2024	Non-GAAP Adj. (1)	Non-GAAP 2024 Adj.
Revenue	$7,706.0	$—	$7,706.0	$7,484.3	$—	$7,484.3

Operating Expenses[1]	6,814.2	(188.6)	6,625.6	6,495.1	(57.8)	6,437.3
Operating Income	891.8	188.6	1,080.4	989.2	57.8	1,047.0
Operating Income Margin	11.6%		14.0%	13.2%		14.0%

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted	Net Income	Net Income per Share- Diluted
Net Income - Omnicom Group Inc. - Reported	$257.6	$1.31	$328.1	$1.65	$545.3	$2.77	$646.7	$3.24
Repositioning costs (after-tax)[2]	67.2	0.34	42.9	0.22	67.2	0.34	42.9	0.22
Acquisition related costs (after-tax)[1,2]	61.6	0.32	—	—	94.3	0.48	—	—
Amortization of acquired intangible assets and internally developed strategic platform assets (after-tax)[2]	14.7	0.08	15.9	0.08	30.8	0.15	31.8	0.16
Non-GAAP Net Income - Omnicom Group Inc. - Adjusted[2,3]	$401.1	$2.05	$386.9	$1.95	$737.6	$3.74	$721.4	$3.62
1)    See Note 3 on page 11.
2)    Adjusted Net Income per Share - Diluted excludes after-tax amortization of acquired intangible assets and internally developed strategic platform assets and after-tax repositioning costs, and also excludes, for the three and six months ended June 30, 2025, after-tax acquisition related costs. We believe these measures are useful in evaluating the impact of these items on operating performance and allows for comparability between reporting periods.
3)     Weighted-average diluted shares for the three months ended June 30, 2025 and 2024 were 196.0 million and 198.5 million, respectively. Weighted-average diluted shares for the six months ended June 30, 2025 and 2024 were 197.1 million and 199.3 million, respectively. The above tables reconcile the GAAP financial measures of Operating Income, Net Income - Omnicom Group Inc., and Net Income per Share - Diluted to adjusted Non-GAAP financial measures of Non-GAAP Operating Income - Adjusted, Non-GAAP Net Income-Omnicom Group Inc. - Adjusted and Non-GAAP Adjusted Net Income per Share - Diluted. Management believes these Non-GAAP measures are useful for investors to evaluate the comparability of the performance of our business year to year.

NOTES:

1)    Net Income and Net Income per Share for Omnicom Group Inc.
2)     See non-GAAP reconciliations starting on page 9.
3)    For the three and six months ended June 30, 2025, operating expenses included $88.8 million ($67.2 million after-tax) of repositioning costs recorded in the second quarter of 2025, primarily related to severance actions related to efficiency initiatives. In addition, included in selling, general and administrative expenses for the three and six months ended June 30, 2025, are acquisition related costs of $66.0 million ($61.6 million after-tax) and $99.8 million ($94.3 million after-tax), respectively, related to the pending merger with IPG. The net impact of these items reduced operating income for the three and six months ended June 30, 2025, by $154.8 million ($128.8 million after-tax) and $188.6 million ($161.5 million after-tax), respectively, which reduced diluted net income per share - Omnicom Group Inc. by $0.66 and $0.82, respectively. For the three and six months ended June 30, 2024, operating expenses included $57.8 million ($42.9 million after-tax) of repositioning costs recorded in the second quarter of 2024, primarily related to severance actions related to ongoing efficiency initiatives, including strategic agency consolidation in our smaller international markets and the launch of our centralized production strategy, which reduced diluted net income per share - Omnicom Group Inc. by $0.22. There were no acquisition related costs for the three and six months ended June 30, 2024.
4)    We define EBITA as earnings before interest, taxes and amortization of acquired intangible assets and internally developed strategic platform assets.